THE TAKING OF THIS DOCUMENT OR ANY CERTIFIED COPY OF IT OR ANY DOCUMENT WHICH CONSTITUTES SUBSTITUTE DOCUMENTATION FOR IT, OR ANY DOCUMENT WHICH INCLUDES WRITTEN CONFIRMATIONS OR REFERENCES TO IT, INTO AUSTIUA AS WELL AS PRINTING OUT ANY E-MAIL ·col\IMUNICATION WHICH REFERS TO ANY LOAN DOCUMENT IN AUSTRIA OR SENDING ANY E-MAIL COMMUNICATION TO WHICH A PDF SCAN OF THIS DOCUMENT IS ATTACHED TO AN AUSTRIAN ADDRESSEE OR SL...DING ANY E-MAIL COMMUNICATION CARRYING A'.I ELECTRONIC OR DIGITAL SIGNATURE WHICH REFERS TO ANY LOAN DOCUMENT TO AN AUSTRIA'.!ADDRESSEE MAY CAUSE THE IMPOSITION OF AUSTRIAN STAMP DUTY. ACCORDINGLY, KEEP TllE ORIGINAL DOCUMENT AS WELL AS ALL CERTIFIED COPIES THEREOF AND WRITTEN AND SIGNED REFERENCES TO IT OUTSIDE OF AUSTRIA AND AVOID PRINTING OUT ANY EMAIL COMMUNICATION WHICH REFERS TO ANY LOAN DOCUMENT IN AUSTRIA OR SENDING ANY E MAIL COMMUNICATION TO WHICH A PDF SCAN OF THIS DOCUMENT IS ATTACHED TO AN AUSTRIAN ADDRESSEE OR SENDING ANY E-MAIL COMMUNICATION CARRYING AN ELECTRONIC OR DIGITAL SIGNATURE WHICH REFERS TO ANY LOAN DOCUMENT TO AN AUSTRIAN ADDRESSEE.

This Assignment Agreement (Co11venio de Cesi611) is entered into on this 271h day of October, 2014 (the "Agreement"), by and among CSI en Saltillo, S. de R.L. de C.V. ("CSI Sattmo"), Reynolds Metals Company de Mexico, S. de R.L. de C.V. ("Reynolds Mexico") and The Bank of New York Mellon, acting solely in its capacity as Collateral Agent on behalf and for the benefit of the Secured Parties, as pledgee under the Pledge Agreement (The Bank of New York Mellon, CSI Saltillo and Reynolds Mexico, arc referred jointly as the "Parties"), with the acknowledgement of Pactiv Foodservice Mexico, S. de R.L. de C.V. (fonnerly Central de Balsas, S. de R.L de C.V.) ("Central"), in accordance with the following Recitals, Representations and Warranties and Clauses. Terms used in this Agreement and not otherwise defined herein shall have the meaning set forth in the Pledge Agreement.

Recitals

I. Pledge Agreement. On April 19, 2011, CSI Saltillo, as pledgor, and The Bank of New York Mellon, as pledgee, among others, entered into an equity interests pledge agreement (as amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or modified from time to time, the "Pledge Agreement">. by means of which, among other matters, CSI Saltillo granted a first priority pledge and security interest (the "Security Interest") to the Pledgee for the benefit of the Secured Parties, in and to the CSI Saltillo Pledged Partnership Interest, as collateral security for the due and timely payment, perfonnance and satisfaction when due (whether at stated maturity, by acceleration or otherwise) of any and all of the Secured Obligations.

II. Division of the Pledged Partnership Interest Pursuant to Central's partners resolutions dated October 15, 2014, the CSI Saltillo Pledged Partnership Interest was divided into two equity interests representing 1.0000000270% and 98.9999997868%, respectively, of the total issued and outstanding capital of Central, on n fully diluted basis.

Ill. Acquisition of Pledged Partnership Interest. Pursuant to an Equity Interest Assigrunent Agreement, dated on October 16, 2014 (the "Purchase Agreement"), CSI Saltillo, as seller, assigned, conveyed and transferred in favor of Reynolds Mexico, as purchaser, all of its respective rights, title and interests in and to the new CSI Saltillo Pledged Partnership Interest representing 1.0000000270% of the total issued and outstanding capital of Central.

IV. Capital Movements in Central. Pursuant to Central's partners resolutions (i) dated October 20, 2014, Central reduced its corporate capital and as a result thereof it was cancelled the new CSI Saltillo Pledged Partnership Interest held by CSI Saltillo which represented 98.9999997868% of the total issued and outstanding capital of Central, on a fully diluted basis, and (ii) dated October 27, 2014, Central increased its corporate capital and as a result thereof the new CSI Saltillo Pledged Partnership Interest held by Reynolds Mexico, which represented 1.0000000270% of the total issued and outstanding capital of Central, now represents 99.999999856% of the total issued and outstanding capital of Central, on a fully diluted basis.

Remesentations and Warranties

I.	CSI Saltillo hereby represents and warrants, through its legal representative, that:

a.	It is a limited liability company of variable capital (sociedad de responsabilidad limitada de capital variable) duly organized and validly existing under the laws of Mexico.

b.
Before the execution of the Purchase Agreement, it was the sole, legal and beneficial owner (registered as owner in the partners register book of Central) of, and had legal title to the CSI Saltillo Pledged Partnership Interest, representing 99.9999998138% of the total issued and outstanding capital of Central, on a fully diluted basis.

c.
The individual executing this Agreement in its name and on its behalf has sufficient power and authority, as well as the necessary authority (corporate, organizational or otherwise) to validly execute and deliver this Agreement on its behalf and to validly bind it under the tenns herein, and that such powers, authority and authorizations have not been revoked, modified or limited inany manner.

d.	The CSI Saltillo Pledged Partnership Interest is subject to the Security Interest created in favor of the Pledgee, pursuant to the Pledge Agreement.

e. By executing this Agreement it expressly acknowledges the Pledgee's legal capacity and sufficient and necessary authority to act in the name and on behalf of the Secured Parties under the Pledge Agreement.

Il.	Reynolds Mexico hereby represents and warrants, through its legal representative, that:

a.	It is a limited liability company of variable capital (sociedad de responsabilidad limitada de capital variable) duly organized and validly existing under the laws of Mexico.

b.	By virtue of the Purchase Agreement, it is the sole, legal and beneficial owner (registered as owner in the partners register book of Central) of, and has legal title to the CSI Saltillo Pledged Partnership Interest, now representing 99.999999856% of the total issued and outstanding capital of Central, on a fully diluted basis.

c.
The individual executing th.is Agreement in its name and on its behalf has sufficient power and authority, as well as the necessary authority (corporate, organizational or otherwise) to validly execute and deliver th.is Agreement on its behalf and to validly bind it under the tenns herein, and that such powers, authority and authorizations have not been revoked, modified or limited in any manner.

d.	The CSI Saltillo Pledged Partnership Interest is subject to the Security Interest created in favor of the Pledgee,pursuant to the Pledge Agreement

e.
By executing this Agreement it expressly acknowledges the Pledgee's legal capacity and sufficient and necessary authority to act in the name and on behalf of the Secured Parties under the Pledge Agreement.

m.	Central hereby represents and warrants, through its legal representative, that:

a.	It is a limited liability company of variable capital (sociedad de responsabilidad limitada da capital variable) duly organized and validly existing under the laws of Mexico.

b.	It acknowledges that the CSI Saltillo Pledged Partnership Interest is subject to the Security Interest created in favor of the Pledgee under the Pledge Agreement

c.	The Security Interest created on the CSI Saltillo Pledged Partnership Interest under the Pledge Agreement is registered in the partners register book of Central.

d.
The individual executing this Agreement in its name and on its behalf has sufficient power and authority, as well as the necessary authority (corporate, organizational or otherwise) to validly execute and deliver this Agreement on its behalf and to validly bind it under the tenns herein, and that such powers, authority and authorizations have not been revoked, modified or limited in any manner.

NOW, THEREFORE, based on the Recitals and Representations and Warranties contained herein, the Parties hereto agree as follows:

Clauses

First- Assjgnmcnt and Acknowledgment. CSI Saltillo hereby transfers and assigns to Reynolds Mexico which accepts, all of its obligations, rights and interests to and under the Pledge Agreement. Reynolds Mexico hereby (a) confirms, acknowledges and agrees that

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the CSI Saltillo Pledged Partnership Interest continues to be subject to the Pledge Agreement and the Security Interest created thereunder, which continue to be in full force and effect subject to the Legal Reservations (as such tenn is defined in the Credit Agreement, as amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or modified from time to time); (b) acknowledges and ratifies all of the terms and conditions of the Pledge Agreement, including, without limitation, all obligations of the Pledgors under the Pledge Agreement; (c) agrees to be bound by the terms of the Pledge Agreement, inits capacity as pledgor thereunder, as new owner of the CSI Saltillo Pledged Partnership Interest subject to the Security Interest; and (d) assumes, in its capacity as pledgor and as new owner of the CSI Saltillo Pledged Partnership Interest subject to the Security Interest, all obligations of CSI Saltillo arising out of the Pledge Agreement.

Inview of the foregoing, the Parties hereby expressly acknowledge and agree that all references in the Pledge Agreement to (i) "CSI Saltillo" shall be understood and construed, to the applicable extent, as references to "Reynolds Mexico" and (ii) the "Pledgors" shaJl be Wlderstood and construed as to include "Reynolds Mexico" as new owner of the CSI Saltillo Pledged Partnership Interest.

Second.- Release. The Plcdgce hereby agrees to and acknowledges the above and grants to CSI Saltillo a full release exclusively with respect to the Pledge Agreement.

Third.- No Novation. The Parties hereby expressly agree that this Agreement shall not extinguish the obligations for the payment of money outstanding under any Loan Document or discharge or release the priority of any Loan Document or any other security therefor. Nothing herein shall be construed as a substitution or novation of the Secured Obligations, which shall remain in full force and effect. Nothing in or implied by this Agreement or in any other document contemplated hereby shall be consttued as a release or other discharge of any Secured Obligation. The Pledge Agreement shall remain in full force and effect notwithstanding the execution and delivery of this Agreement.

The Parties agree that this Agreement shall be deemed a "Security Document" for the purposes of and as defined in the First Lien Intercreditor Agreement (and for no other purpose) and that, accordingly, all rights, duties, privileges, protections and benefits of the Collateral Agent set forth in the First Lien Intercreditor Agreement are hereby incorporated by reference.

Fourth.- Entire Agreement The Parties hereby expressly agree that this Agreement is and shall be deemed a part of the Pledge Agreement and, for such reason, all references made in or with respect to the Pledge Agreement, shall include this Agreement.

Fifth.- Jurisdiction. Governing Law. For all matters relating to the interpretation and fulfillment of this Agreement, the Parties hereto expressly and irrevocably submit to the applicable laws of Mexico, and to thejurisdiction of the competent courts sitting in Mexico, Federal District, Mexico with respect to any actions or proceeding brought or derived from this Agreement , and the parties hereby expressly and irrevocably waive their rights to any other jurisdiction to which they may be entitled to by reason of their present or any future domiciles, or for any other reason.

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Sixth.- Language. This Agreement is entered into in both the Spanish and English languages; provided that, inthe case of any judicial procedure before a Mexican court, the Spanish version shall govern for all pwposes.

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IN WITNESS WHEREOF, the Parties hereto hnve caused this Agreement to be duly executed on the date first above written.

Name:
Title: Authorised Signatory

tals Company de Mexico, S. de R.L. de C.V.

Name:
Title: Authorised Signatory

The Pledgee:

The Bank of New York Mellon, acting solely in its capacity as Collateral Agent on behalf and for the benefit of the Secured Parties.

With the acknowledgement of:

Name:
Title: Authorised Signatory